Exhibit 10.1

THE AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to the Amended and Restated Credit Agreement (this “Amendment”) is made as of March 22, 2005, by and among STERIS CORPORATION, an Ohio corporation (“Borrower”), the lending institutions parties to the Credit Agreement, as hereinafter defined (“Lenders”), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (“Agent”).

RECITALS:

A. Borrower, Agent and the Lenders are parties to the Amended and Restated Credit Agreement dated as of March 29, 2004 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).

B. Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof.

C. Each capitalized term used herein shall be defined in accordance with the Credit Agreement.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable considerations, Borrower, Agent and the Lenders agree as follows:

1. Amendment to Definitions. Section 1.01 of the Credit Agreement is hereby amended to delete the definition of “Excluded Agreement” therefrom and to insert in place thereof the following:

“Excluded Agreement” means any (a) contract or agreement entered into in connection with Indebtedness permitted to be incurred pursuant to Section 5.08(c), (e), (h), (i), or (k) not in excess, in the case of any contract or agreement evidencing Indebtedness permitted to be incurred pursuant to such Section 5.08(e), of $20,000,000 of Indebtedness in the aggregate, or (b) any contract or agreement entered into in connection with obligations secured by a Lien permitted pursuant to Section 5.09(l) not in excess, in the aggregate for all such secured obligations under all such contracts or agreements, of $20,000,000.

2. Amendment to Liens Covenant. Section 5.09(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l) in addition to the Liens permitted above, additional Liens on any assets of any Company securing obligations of such Company, so long as (i) such Liens do not secure any Indebtedness, and (ii) the aggregate amount of all obligations secured by all such Liens for all Companies does not exceed $20,000,000.

3. Amendment to Acquisition Covenant. Section 5.13(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) (i) with respect to any Acquisition where the aggregate Consideration involved is less than an amount equal to 10% of Consolidated Net Worth, based upon Borrower’s financial statements for the most recently completed fiscal quarter, Borrower provides to Agent and the Lenders at least 5 Business Days (or such shorter period of time as may be agreed to by Agent, but not less than 3 Business Days) prior to the date such Acquisition is to be consummated (A) a written description of such Acquisition and the Consideration involved therewith, and (B) a certificate of a Financial Officer demonstrating that both prior to and immediately after giving pro forma effect (excluding the value of any assumed operating synergies) to such Acquisition the Leverage Ratio will not exceed 2.75 to 1.00; and (ii) with respect to any Acquisition where the aggregate Consideration involved equals or exceeds an amount equal to 10% of Consolidated Net Worth, based upon Borrower’s financial statements for the most recently completed fiscal quarter, Borrower provides to Agent and the Lenders, as early as possible and, in any event, not fewer than 5 Business Days (or such shorter period of time as may be agreed to by Agent, but not less than 3 Business Days) prior to the date of consummation of such Acquisition, (A) a written description of such Acquisition and the Consideration involved therewith, and (B) historical financial statements of such Person and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing (1) pro forma compliance (excluding the value of any assumed operating synergies) with each of the financial covenants set forth in Section 5.07 hereof, both before and after giving effect to such Acquisition, and (2) that both prior to and immediately after giving pro forma effect (excluding any the value of any assumed operating synergies) to such Acquisition the Leverage Ratio will not exceed 2.75 to 1.00.

4. Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:

(a) this Amendment has been executed by Borrower, Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to Agent; and

(b) each Guarantor of Payment has consented and agreed to and acknowledged the terms of this Amendment.

5. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower’s or any Subsidiary’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

6. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

7. Waiver. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

8. Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

10. JURY TRIAL WAIVER. BORROWER, AGENT, THE LENDERS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

STERIS CORPORATION

By:	/s/ William L. Aamoth
Name:	William L. Aamoth
Title:	Vice President – Corporate Treasurer

and
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ J. T. Taylor
Name:	J. T. Taylor
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Roy D. Hasbrook
Name:	Roy D. Hasbrook
Title:	Senior Vice President

BANK ONE, NA

By:	/s/ Dana E. Jurgens
Name:	Dana E Jurgens
Title:	Director

HARRIS TRUST AND SAVINGS BANK

By:	/s/ Mark Piekos
Name:	Mark Piekos
Title:	Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Managing Director

NATIONAL CITY BANK

By:	/s/ Christian S. Brown
Name:	Christian S. Brown
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ William M. Barnum, Jr.
Name:	William M. Barnum, Jr.
Title:	Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ David J. Dannemiller
Name:	David J. Dannemiller
Title:	Vice President

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Guarantors” and, individually, each a “Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 22, 2005 (the “Amendment”). Each Guarantor specifically acknowledges the terms of and consents to the waivers set forth in the Amendment. Each Guarantor further agrees that its obligations pursuant to the Guaranty of Payment that it executed in connection with the Amended and Restated Credit Agreement shall remain in full force and effect and be unaffected hereby.

Each Guarantor, by signing below, hereby waives and releases Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates, and subsidiaries from any and all claims, offsets, defenses, and counterclaims of which any of the Guarantors are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS, THE GUARANTORS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

AMERICAN STERILIZER COMPANY
HAUSTED, INC.
HTD HOLDING CORP.
ISOMEDIX INC.
ISOMEDIX OPERATIONS INC.
STERILTEK HOLDINGS, INC.
STERILTEK, INC.
STERIS EUROPE, INC.
STERIS INC.
STRATEGIC TECHNOLOGY ENTERPRISES, INC.
STERIS ISOMEDIX SERVICES, INC.

By:	/s/ William L. Aamoth
Name:	William L. Aamoth
Title:	Vice President & Treasurer
of, and on behalf of, each of the above Guarantors